UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 17, 2007

Trinity Industries, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-6903	75-0225040
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2525 Stemmons Freeway, Dallas, Texas		75207-2401
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	214-631-4420

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported in the Current Report on Form 8-K filed on September 4, 2007, Martin Graham, President of Trinity North American Freight Car, Inc. ("Trinity Freight"), will be retiring from this position on January 15, 2008. In connection therewith, on October 17, 2007, Trinity Freight and Mr. Graham entered into a Retirement Transition Agreement (the "Agreement"), which sets forth certain matters with respect to the terms of Mr. Graham’s phased retirement transition. The terms and conditions of the Agreement include, but are not limited to, the following:

• On January 16, 2008, Mr. Graham will assume an advisory role, reporting to the Group President for Trinity Rail Group, LLC ("TrinityRail").

• Mr. Graham will be an advisor through December 31, 2011.

• Mr. Graham’s duties shall include those matters determined by the Group President of TrinityRail which may include: (i) the oversight of a project regarding rail car production planning; (ii) information and knowledge exchange; (iii) business development; and (iv) any other special projects or other duties typical of such position or otherwise assigned to Mr. Graham.

• Mr. Graham will be compensated as follows:

o January 16, 2008 through December 31, 2008: semi-monthly rate of $9,417, in exchange for Mr. Graham’s being available to Trinity Freight for 30 days per calendar quarter.

o January 1, 2009 through December 31, 2009: semi-monthly rate of $6,250, in exchange for Mr. Graham’s being available to Trinity Freight for 20 days per calendar quarter.

o January 1, 2010 through December 31, 2010: semi-monthly rate of $3,125, in exchange for Mr. Graham’s being available to Trinity Freight for 10 days per calendar quarter.

o January 1, 2011 through December 31, 2011: semi-monthly rate of $1,042, in exchange for Mr. Graham’s being available to Trinity Freight for 5 days per calendar quarter.

o Additional special award: Mr. Graham will be eligible to receive a lump sum payment of $100,000.00 to be paid no later than April 1, 2009 if he achieves certain pre-specified performance goals for the fiscal year ending December 31, 2008.

• The Restricted Stock Awards ("RSAs") previously awarded to Mr. Graham will be governed by the express language, terms and conditions of the plan(s) under which they were granted, except that Mr. Graham’s RSAs that would otherwise vest after December 31, 2011 will not become vested by reason of eligibility for retirement as defined in the RSA plan document unless the term of the Agreement is extended. If the term of the Agreement is extended, vesting will occur by reason of Mr. Graham’s continued employment in either or both of 2012 or 2013 as specified in the Restricted Stock Grant Agreements dated May 11, 2004, May 9, 2005 and May 7, 2007.

• Mr. Graham will be subject to confidentiality obligations; and during the Agreement and for twelve months thereafter, he will be subject to non-compete obligations.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trinity Industries, Inc.

October 19, 2007	By:	William A. McWhirter II

Name: William A. McWhirter II
Title: Senior Vice President and Chief Financial Officer